Exhibit 99.1
Forge Global Announces Reverse Stock Split

SAN FRANCISCO – March 31, 2025 – Forge Global Holdings, Inc. (“Forge,” or the “Company”) (NYSE: FRGE), a leading global private securities marketplace, today announced that its Board of Directors approved a 1-for-15 reverse stock split of its Common Stock to be effective 12:01 a.m., Eastern Time, on April 14, 2025. The Company expects its Common Stock to begin trading on a split-adjusted basis on the New York Stock Exchange as of the commencement of trading on April 15, 2025.

On March 27, 2025, the Company’s stockholders approved a reverse stock split of the Company’s Common Stock at a ratio ranging from 1-for-3 to 1-for-50, inclusive, with such ratio to be determined at the discretion of the Company’s Board of Directors and with such reverse stock split to be effected at such time and on such date as determined by the Board of Directors in its sole discretion (but in no event later than March 27, 2026). The reverse stock split is intended to bring the Company into compliance with the minimum bid price requirement for continued listing on the New York Stock Exchange.

The 1-for-15 reverse stock split will automatically result in the conversion of fifteen (15) current shares of the Company’s Common Stock into one (1) new share of Common Stock. The Company’s Common Stock will continue to trade on the New York Stock Exchange under the symbol “FRGE” following the reverse stock split, with a new CUSIP number of 34629L 202. No fractional shares will be issued in connection with the reverse stock split, and stockholders who would otherwise be entitled to a fractional share will receive cash equal to the fair market value of the fractional share, determined by multiplying such fraction by the closing sales price of our Common Stock as reported on the New York Stock Exchange on April 11, 2025 (as adjusted to give effect to the reverse stock split). Proportional adjustments will also be made to the number of shares of Common Stock awarded and available for issuance under the Company’s equity incentive plans, as well as the exercise price and the number of shares issuable upon the exercise or conversion of the Company’s outstanding stock options, restricted stock units and other equity securities under the Company’s equity incentive plans. Additionally, all outstanding warrants will be adjusted in accordance with their terms, which will, among other changes to the warrant terms, result in proportionate adjustments being made to the number of shares issuable upon exercise of such warrants and to the exercise prices of such warrants.

Continental Stock Transfer & Trust Company (“Continental”), the Company’s transfer agent, is acting as the exchange agent for the reverse stock split. Stockholders of record owning their shares in book-entry will be receiving a transaction statement from Continental regarding their Common Stock ownership post-reverse stock split and are not required to take any action to receive post-split shares. Stockholders owning shares through a bank, broker, custodian or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to the holding entity’s particular processes; such stockholders will not be required to take any action to receive post-split shares. However, these banks, brokers, custodians or other nominees may have different procedures than Continental for processing the reverse stock split. If a stockholder holds shares of Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee for more information.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2025, which is available at the SEC’s website, www.sec.gov, and on the Company’s website at https://ir.forgeglobal.com/financials/sec-filings.

About Forge

Forge (NYSE: FRGE) is a leading provider of marketplace infrastructure, data services and technology solutions for private market participants. Forge Securities LLC is a registered broker-dealer and a Member of FINRA that operates an alternative trading system.

Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “strategy,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “opportunity” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Forge believes that it has a reasonable basis for each forward-looking statement contained in this press release, Forge cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this press release include, but are not limited to, Forge’s expectations regarding the effect of the reverse stock split, its ability to maintain its listing on the New York Stock Exchange, and the actions of third parties, including Continental, with respect to the reverse stock split. The forward-looking statements contained in this press release are subject to risks and uncertainties, which may cause the actual outcomes or results to vary from those indicated by the forward-looking statements. These risks and uncertainties include market conditions and their impact on the trading price of Forge’s Common Stock on the New York Stock Exchange, and other risks and uncertainties, including those more fully described in the Proxy Statement and Forge’s Annual Report on Form 10-K filed with the SEC on March 6, 2025, and other risks and uncertainties detailed from time to time in Forge’s filings with the SEC. Forge undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Investor Relations Contact

Dominic Paschel
ir@forgeglobal.com

Media Contact

Lindsay Riddell
press@forgeglobal.com